O'REILLY AUTO PARTS
                           PROFESSIONAL PARTS PEOPLE







                                                                  April 3, 2002

Dear Shareholder:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders of O'Reilly Automotive, Inc. to be held at the University Plaza Convention Center, Arizona Room, 333 John Q. Hammons Parkway, Springfield, Missouri on Tuesday, May 7, 2002, at 10:00 a.m. local time.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience or vote via telephone or Internet using the instructions on the proxy card. If you attend the meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     In order to assist us in preparing for the Annual Meeting, please let us know if you plan to attend by contacting Tricia Headley, our Corporate Secretary, at 233 South Patterson, Springfield, Missouri 65802, (417) 862-2674 ext. 1161.

     We look forward to seeing you at the Annual Meeting.



      David E. O'Reilly                           Larry P. O'Reilly
      Co-Chairman of the Board and                Co-Chairman of the Board and
      Chief Executive Officer                     Chief Operating Officer

                            O'REILLY AUTOMOTIVE, INC.
                               233 South Patterson
                           Springfield, Missouri 65802
                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held on May 7, 2002

                        --------------------------------

Springfield, Missouri
April 3, 2002

To the Shareholders of O'Reilly Automotive, Inc.:

     The Annual Meeting of Shareholders of O'Reilly Automotive, Inc. (the "Company"), will be held on Tuesday, May 7, 2002, at 10:00 a.m., local time, at the University Plaza Convention Center, 333 John Q. Hammons Parkway, Springfield, Missouri 65806, for the following purposes:

(1) To elect three Class III Directors to the Company's Board of Directors, to serve for three years; and

(2) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on February 28, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements. A list of all shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of and number of shares held by each shareholder, will be available during usual business hours at the principal office of the Company at 233 South Patterson, Springfield, Missouri 65802, to be examined by any shareholder for any purpose reasonably related to the Annual Meeting for 10 days prior to the date thereof. The list will also be available for examination throughout the conduct of the meeting.

     A copy of the Company's Annual Shareholders' Report for fiscal year 2001 accompanies this notice.

                                            By Order of the Board of Directors


                                            TRICIA HEADLEY
                                            Secretary


--------------------------------------------------------------------------------
                                   IMPORTANT
Please VOTE by proxy card, telephone or Internet whether or not you intend to attend the meeting.
--------------------------------------------------------------------------------

                            O'REILLY AUTOMOTIVE, INC.
                               233 South Patterson
                           Springfield, Missouri 65802

                                -----------------
                                 PROXY STATEMENT
                                -----------------

The enclosed proxy is solicited by the Board of Directors of O'Reilly Automotive, Inc. (the "Company"), for use at the Annual Meeting of the Company's shareholders to be held at the University Plaza Convention Center, 333 John Q. Hammons Parkway, Springfield, Missouri 65806, on Tuesday, May 7, 2002, at 10:00 a.m., local time, and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope or vote via telephone or Internet using the instructions on the proxy and the shares represented thereby will be voted in accordance with your wishes. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 3, 2002.

                              REVOCABILITY OF PROXY

If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company in writing of such revocation at any time prior to the voting of the proxy.


                                   RECORD DATE

     Shareholders of record at the close of business on February 28, 2002, will be entitled to vote at the Annual Meeting.

                         ACTION TO BE TAKEN UNDER PROXY

     All properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholders' directions specified in the proxy. If no such directions have been specified by marking the appropriate squares in the accompanying proxy card, the shares will be voted by the persons named in the enclosed proxy card as follows:

(1) FOR the election of David E. O'Reilly, Jay D. Burchfield and Paul R. Lederer, named herein as nominees for Class III Directors of the Company, to hold office until the annual meeting of the Company's shareholders in 2005 and until their successors have been duly elected and qualified; and

(2) According to their judgment on the transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof.

     None of the three nominees have indicated that they would be unable or will decline to serve as a Director. However, should any nominee become unable or unwilling to serve for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in their stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable to serve as a Director.

                       VOTING SECURITIES AND VOTING RIGHTS

     On February 28, 2002, there were 52,857,496 shares of Common Stock outstanding, which constitute all of the outstanding shares of the voting capital stock of the Company. Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting, including the election of Directors.

     A majority of the outstanding shares present or represented by proxy will constitute a quorum at the meeting. The affirmative vote of a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each person nominated for Director. Shares present at the meeting but which abstain or are represented by proxies which are marked "WITHHOLD AUTHORITY'' with respect to the election of any person to serve on the Board of Directors will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such proxies will have the same effect as a vote against the nominee as to which such abstention or direction applies. Shares not present at the meeting will not affect the election of directors. Broker non-votes will not be treated as shares represented at the meeting with respect to the election of directors, and therefore will have no effect.

     The vote required for any other matter properly brought before the meeting will be the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal unless Missouri law or the Company's Restated Articles of Incorporation or By-laws require a greater vote. Shares present at the meeting which abstain (including proxies which deny discretionary authority on any matters properly brought before the meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such matter. Broker non-votes will not be treated as shares represented at the meeting as to such matter(s) voted on and therefore will have no effect.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of February 28, 2002, with respect to each person (other than management) known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of Common Stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the table have sole voting and investment power.


    Name and Address of          Amount and Nature of             Percent
      Beneficial Owner           Beneficial Ownership             Of Class
 T. Rowe Price Associates, Inc.         4,905,800 (1)                 9.3%
 100 E. Pratt Street
 Baltimore, Maryland  21202


(1) As reflected on such beneficial owner's Schedule 13G dated February 14, 2002, provided to the Company in accordance with the Securities Exchange Act of 1934, as amended. These securities are owned by various individual and institutional investors, to whom T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Of the 4,905,800 shares reported, Price Associates claimed sole voting power of 751,200 shares, no shared voting power, sole dispositive power of 4,905,800 shares and no shared dispositive power.


                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of February 28, 2002, the beneficial ownership of each current Director (including the three nominees for Director), each of the executive officers named in the Summary Compensation Table set forth herein, and the executive officers and Directors as a group, of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the table have sole voting and investment power.


                                          Amount and Nature of          Percent
Name                                      Beneficial Ownership(a)       of Class
----                                      -----------------------       --------
Charles H. "Chub" O'Reilly, Sr. (b).......        87,224                     *

Charles H. O'Reilly, Jr. (c)..............      1,226,232                 2.3%

David E. O'Reilly (d).....................      2,613,696                 5.0%

Lawrence P. O'Reilly (e)..................      1,653,659                 3.1%

Rosalie O'Reilly-Wooten (f)...............      2,205,517                 4.2%

Ted F. Wise (g)...........................        213,766                   *

Greg Henslee (h)..........................         38,331                   *

Jay D. Burchfield (i).....................         24,000                   *

Joe C. Greene (j).........................         28,400                   *

Paul R. Lederer (k).......................         30,000                   *

All Directors and executive
   officers as a grouP (11 person) (1)....      8,131,520                15.4%


*less than 1%

(a) Reflects the number of shares outstanding on February 28, 2002, and, with respect to each person, assumes the exercise of all stock options held by such person that are exercisable currently or within 60 days of February 28, 2002 (such options being referred to hereinafter as "currently exercisable options").

(b)  The stated number of shares includes 71,000 shares held through the Charles
     H. O'Reilly, Sr. Rev. Trust, 4,969 shares held in the O'Reilly Automotive Employee Stock Purchase Plan with UMB Bank, N.A. as trustee, 3,000 shares held by Mr. O'Reilly's wife and 8,255 shares held in the O'Reilly Employee Savings Plus Plan with SunTrust Bank as trustee.

(c) The stated number of shares includes 745,661 shares held through the Charles H. O'Reilly, Jr. Rev. Trust, 475,936 shares controlled by Mr. O'Reilly as trustee of a trust for the benefit of his children, 4,635 shares held in the O'Reilly Employee Savings Plus Plan with SunTrust Bank as trustee and no shares subject to options exercisable within 60 days of February 28, 2002.

(d)  The stated number of shares includes  617,354 shares held through the David
     E. O'Reilly Rev. Trust, 1,908,174 shares controlled by Mr. O'Reilly as trustee of a trust for the benefit of his children, 3,168 shares held in the O'Reilly Employee Savings Plus Plan with SunTrust Bank as trustee and 85,000 shares subject to options exercisable within 60 days of February 28, 2002.

(e) The stated number of shares includes 1,068,277 shares held through the Lawrence P. O'Reilly Rev. Trust, 495,460 shares controlled by Mr. O'Reilly as trustee of a trust for the benefit of his children, 4,922 shares held in the O'Reilly Employee Savings Plus Plan with SunTrust Bank as trustee and 85,000 shares subject to options exercisable within 60 days of February 28, 2002.

(f) The stated number of shares includes 828,460 shares held through Rosalie O'Reilly-Wooten, Rev. Trust, 993,172 shares controlled by Ms. Wooten as trustee of a trust for the benefit of her children, 350,788 shares controlled by Ms. Wooten's husband as trustee for the benefit of Ms. Wooten's children and their descendants, 3,097 shares held in the O'Reilly Automotive Savings Plus Plan with SunTrust Bank as trustee and 30,000 shares subject to options exercisable within 60 days of February 28, 2002.

(g) Includes 104,726 shares held of record by a revocable trust of which Mr. Wise, as the sole trustee, has sole voting and investing power, 4,040 shares held in the O'Reilly Employee Savings Plus Plan with SunTrust Bank as trustee and 25,000 shares subject to options exercisable within 60 days of February 28, 2002. Also includes 80,000 shares held of record by a revocable trust of which Mr. Wise's wife, as the sole trustee, has sole voting and investment power.

(h) The stated number of shares includes 9,651 shares jointly owned by Mr. Henslee and his wife, 1,589 shares held in the O'Reilly Employee Savings Plus Plan with SunTrust Bank as Trustee, 259 shares awarded by the Company's Performance Incentive Plan and 3,082 shares held in the O'Reilly Automotive Stock Purchase Plan with UMB Bank, N.A. as trustee. Also includes 23,750 shares subject to options exercisable within 60 days of February 28, 2002.

(i) Includes 20,000 shares subject to options exercisable within 60 days of February 28, 2002, and 4,000 shares directly owned.

(j) Includes 20,000 shares subject to options exercisable within 60 days of February 28, 2002, and 8,400 shares directly owned.

(k) Includes 10,000 shares subject to options exercisable within 60 days of February 28, 2002, and 20,000 shares directly owned.

(l) Includes options to purchase a total of 306,250 shares held by the Company's Directors and executive officers as a group which are exercisable within 60 days of February 28, 2002.


                   PROPOSAL 1-ELECTION OF CLASS III DIRECTORS

Information About The Nominees And Directors Continuing in Office

     The Company's Amended and Restated By-laws and Restated Articles of Incorporation, currently provide for three classes of Directors, each class serving for a three-year term expiring one year after expiration of the term of the preceding class, so that the term of one class will expire each year. The terms of the current Class I and Class II Directors expire in 2003 and 2004, respectively. The Board of Directors has nominated David E. O'Reilly, Jay D. Burchfield and Paul R. Lederer who are the current Class III Directors, for a term expiring at the Company's annual shareholders meeting in 2005.

     The following table lists the principal occupation for at least the last five years of each of the nominees and the present Directors continuing in office, his or her present positions and offices with the Company, the year in which he or she first was elected or appointed a Director (each serving continuously since first elected or appointed unless otherwise stated), his or her age and his or her directorships in any company with a class of securities registered pursuant to Sections 12 or 15(d) of the Securities Exchange Act of 1934 or in any company registered as an investment company under the Investment Company Act of 1940 (as specifically noted). Charles H. O'Reilly, Sr. is the father of Charles H. O'Reilly, Jr., Rosalie O'Reilly-Wooten, Lawrence P. O'Reilly and David E. O'Reilly.

                                                                                                          Director
Name                           Age              Principal Occupation                                       Since
----                           ---              --------------------                                     ----------
                                                   Nominees for Director-Class III
                                      (To Be Elected to Serve a Three-Year Term Expiring in 2005)

David E. O'Reilly............   52    Co-Chairman  of the  Board  since  August  1999;  Chief  Executive    1972
                                      Officer  since  March  1993;  President  from March 1993 to August
                                      1999; Vice-President of the Company from 1975 to March 1993.

Jay D. Burchfield............   55    President of Oklahoma City Bakery,  Inc. in Springfield,  Missouri    1997
                                      from January  1999 to present;  Chairman of the Board and Director of Trust  Company  of the  Ozarks in  Springfield,  Missouri  from
                                      April  1998  to  present;  Director  of  Quest  Capital  Alliance,
                                      Springfield,  Missouri  from January 2002 to Present;  Director of
                                      The Primary Care  Network in  Springfield,  Missouri  from January
                                      1998 to  present;  Chairman  of the  Board  and  Director  of City
                                      Bancorp in  Springfield,  Missouri  from  January 1997 to present;
                                      Chairman  of the  Board  and  CEO of  Boatmen's  National  Bank of
                                      Oklahoma in Tulsa,  Oklahoma  from January  1996 to January  1997;
                                      Chairman,   President  and  CEO  of  Boatmen's  Bank  of  Southern
                                      Missouri  in  Springfield,  Missouri  from  April  1987 to January
                                      1996.  Mr.  Burchfield's  career has spanned more than 25 years in the banking industry.

Paul R. Lederer..............   62    Retired  October  1998;  Executive  Vice  President  of  Worldwide    2001
                                      Aftermarket of Federal-Mogul  Corporation February 1998 to October
                                      1998;  President  and Chief  Operating  Officer  of  Fel-Pro  from
                                      November  1994  to  February   1998,   when  it  was  acquired  by
                                      Federal-Mogul  Corporation;  presently a Director of the following companies:  R & B,  Inc.,  FPM,  Inc.,  Icarz.com  and  Trans-Pro,
                                      Inc.  Serves as a member of the advisory  boards of the  following companies:  Richco,  Inc.,  Turtle Wax, Inc.,  Ampere Products and
                                      The Wine Discount  Center.  Mr. Lederer had been a Director of the
                                      Company from April 1993 to July 1997 and was appointed  again as a
                                      Director in 2001.


                                              Directors Continuing in Office-Class I
                                                      (Terms Expiring in 2003)

Charles H. O'Reilly, Sr......   89    Chairman  Emeritus  since   March  1993  and  co-founder   of         1957
                                      the Company; Chairman of the Board from 1975 to March 1993.

Charles H. O'Reilly, Jr......   62    Continues  as  Vice-Chairman  of  the  Board  since  August  1999.    1966
                                      Retired from active company management,  February,  2002. Chairman of the Board from March 1993 to August 1999;  President  and Chief
                                      Executive Officer of the company from 1975 to March 1993.


                                              Directors Continuing in Office-Class II
                                                      (Terms Expiring in 2004)
Lawrence P. O'Reilly.........   55    Co-Chairman of the Board since August 1999; Chief Operating           1969
                                      Officer since March 1993; President from March 1993 to August
                                      1999; Vice President of the Company from 1975 to March 1993.

Rosalie O'Reilly-Wooten......   60    Continues as a Director.  Retired from active company management,     1980
                                      February, 2002.

Joe C. Greene................   66    Attorney-At-Law,  managing  partner of the  Springfield,  Missouri    1993
                                      firm  of  Greene  &  Curtis,  LLP,  Director  of Bass  Pro,  Inc.,
                                      Director of Ozarks  Coca-Cola  Bottling Co.,  Chairman of Missouri
                                      Sports  Hall  of  Fame,   Executive  Secretary  of  Missouri  Golf
                                      Association  and Director of Commerce Bank,  N.A. in  Springfield,
                                      Missouri;  Mr. Greene has been engaged in the private  practice of law for more than 30 years.



The Board of Directors  recommends a vote "FOR" each of the Class III  nominees.

Information Concerning Board of Directors

     During fiscal year 2001, four meetings of the Board of Directors were held. During such year, each Director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a Director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the period for which he or she served, with the exception of Charles H. O'Reilly, Sr., who attended 50% of the aggregate of such meetings.

     The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Company has no standing nominating committee or other committee performing a similar function.

     The Audit Committee currently consists of Messrs. Burchfield, Greene and Lederer, each of whom are "independent" pursuant to the standards imposed by the Nasdaq Stock Market. The Audit Committee recommends the engagement of independent accountants, confers with internal and external auditors regarding the adequacy of our financial control and fiscal policy, and directs changes to financial policies or procedures as suggested by the auditors. The Audit Committee functions pursuant to a written charter, a copy of which was attached as an appendix to the Company's 2001 proxy statement. During fiscal year 2001, two Audit Committee meetings were held.

     The Compensation Committee consists of Messrs. Burchfield, Greene and Lederer. The purpose of the Compensation Committee is to act on behalf of the Board of Directors with respect to the establishment and administration of the policies which govern the annual compensation of the Company's executive officers. The Compensation Committee also administers the Company's stock option and other benefit plans. During fiscal year 2001, two Compensation Committee meetings were held.

Compensation of Directors

     The Company pays an annual fee of $10,000 to Directors who are not employees of the Company. In addition, the Company pays non-employee Directors $500 for each Board of Directors meeting or committee meeting attended. The Company also reimburses Directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Directors' fees of $32,500 were paid during 2001.

     The Company also maintains a Directors' Stock Option Plan, providing for an automatic annual grant (on April 22 or the first business day thereafter) to each director who is not an employee of the Company of a non-qualified stock option to purchase 10,000 shares of Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the date the option is granted. Director stock options expire immediately upon the date on which the optionee ceases to be a director for any reason or seven years after the date on which the option is granted, whichever first occurs. Each of the Company's three non-employee directors in 2001 were granted options during the year to purchase 10,000 shares of Common Stock under the Company's Directors' Stock Option Plan at an exercise price of $20.65 per share.


                             EXECUTIVE COMPENSATION

     The following information is given for the fiscal years ended December 31, 2001, 2000 and 1999, concerning annual and long-term compensation for services rendered to the Company and its subsidiaries for the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (other than the Chief Executive Officer) during fiscal year 2001.

                           Summary Compensation Table

                                                                     Long Term Compensation
                                         Annual Compensation                  Awards
                                     --------------------------      -------------------------
                                                                     Restricted
                                                                       Stock       Securities    All Other
     Name and                       Salary     Bonus      Other        Awards     Underlying       Compen-
Principal Position         Year      ($)(a)     ($)      ($)(b)        ($)(c)     Options(d)(#)  sation($)(e)
------------------         ----     --------  -------   ---------    ----------- -------------  ------------

David E. O'Reilly          2001      330,000  330,000           -            -        30,000          4,835
   Co-Chairman of the      2000      312,000  312,000           -            -             -         13,107
   Board and Chief         1999      300,000  300,000           -            -        50,000         15,538
   Executive Officer

Charles H. O'Reilly, Jr.   2001       87,500   87,500           -            -        15,000          5,118
   Vice-Chairman of the    2000      142,500  142,500           -            -             -         10,400
   Board                   1999      167,500  167,500           -            -             -         14,206

Lawrence P. O'Reilly       2001      264,000  264,000           -            -        25,000          4,929
   Co-Chairman of the      2000      275,000  275,000           -            -             -         12,945
   Board and Chief         1999      300,000  300,000           -            -        50,000         15,538
   Operating Officer

Ted F. Wise                2001      247,500  122,500           -            -        30,000          5,833
   Co-President            2000      235,000  115,000           -            -             -         13,002
                           1999      215,000  105,000           -            -        50,000         14,985

Greg Henslee               2001      207,500  102,500           -            -        30,000          6,044
   Co-President            2000      167,500   82,500      20,007        9,992            -          15,727
                           1999      175,000        -      19,660        9,824        50,000         13,067


(a) Includes portion of salary deferred at named executive's election under the Company's Profit Sharing and Savings Plan.

(b)  Cash awarded under the Company's Performance Incentive Plan ("PIP").

(c) Shares awarded to Mr. Henslee under the Company's Performance Incentive Plan ("PIP") include (i) 778 shares in fiscal year 2000, having a per share fair market value of $12.84375 on the day awarded, for an aggregate value of $9,992 and (ii) 428 shares in fiscal year 1999, having a per share fair market value of $22.95325 on the day of the awarded, for an aggregate value of $9,824. As of December 31, 2001, Mr. Henslee owned in the aggregate, 660 number of such shares having an aggregate value of $24,070. All shares awarded under the PIP vest in equal installments over a three year period commencing on the first anniversary of the award and are based on the achievement of certain performance goals for the year preceding the year in which the awards are made. No dividends are paid on shares of restricted stock.

(d) See "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values" tables for additional information with respect to these options.

(e) "All Other Compensation" for the year ended December 31, 2001, includes (i) Company contributions of $4,326, $4,559, $4,413, $5,557 and $5,924 to its
     Profit Sharing and Savings Plan made on behalf of Charles H. O'Reilly, Jr., David E. O'Reilly, Lawrence P. O'Reilly, Ted F. Wise and Greg Henslee, respectively, and (ii) the benefits inuring to Charles H. O'Reilly, Jr. ($792), David E. O'Reilly ($276), Lawrence P. O'Reilly ($516), Ted F. Wise ($276), and Greg Henslee ($120) from the Company's payment of certain life and health insurance premiums, vehicle expenses, memberships and services.


Information as to Stock Options

     The following table provides certain information concerning grants of options to purchase Common Stock made during the 2001 fiscal year to the named executive officers. All stock options were granted pursuant to the Company's 1993 Stock Option Plan.

                       Option Grants in Last Fiscal Year
                                                                                    Potential Realizable
                                                                                   Value at Assumed Annual
                                                                                    Rates of Stock Price
                                                                                   Appreciation For Option
                                            Individual Grants                               Term
                            -------------------------------------------------     --------------------------

                             Number of    % of Total
                             Securities     Options    Exercise
                             Underlying   Granted to   Price                                                   Grant Date
                              Options      Employees   Per         Expiration                                   Present
Name                         Granted(#)     in 2001    Share($)       Date           5% ($)        10%($)       Value($)
----                         ----------   ----------   --------    ----------     ----------      ---------     --------

David E. O'Reilly            30,000 (1)      2.6%        26.51      06/14/11       1,295,496      2,062,803      795,300
Charles H. O'Reilly, Jr.     15,000 (1)      1.3%        26.51      06/14/11         647,730      1,031,402      397,650
Lawrence P. O'Reilly         25,000 (1)      2.1%        26.51      06/14/11       1,079,550      1,719,003      662,750
Rosalie O'Reilly-Wooten      15,000 (1)      1.3%        26.51      06/14/11         647,730      1,031,402      397,650
Ted F. Wise                  30,000 (1)      2.6%        26.51      06/14/11       1,295,496      2,062,803      795,300
Greg Henslee                 30,000 (1)      2.6%        26.51      06/14/11       1,296,496      2,062,803      795,300

(1) Stock options become exercisable with respect to 25% of the covered shares one year from the date of grant; 50% exercisable two years from the date of grant; 75% exercisable three years from the date of grant and the remainder become exercisable four years from the date of grant.


                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values
                                                                                             Value
                                                                     Number of          of Unexercised
                                                                    Unexercised          In-The-Money
                                Number of                              Options             Options at
                               Securities                            At FY-End(#)        FY-End ($)(1)
                             Underlying Options       Value          Exercisable/         Exercisable/
Name                            Exercised (#)      Realized ($)     Unexercisable        Unexercisable
----                         ------------------    ------------     -------------      -----------------

David E.  O'Reilly              80,000             1,424,002        85,000/55,000      1,832,137/677,738
Charles H. O'Reilly, Jr.        32,000               662,200             0/15,000              0/149,400
Lawrence P. O'Reilly            80,000             2,123,306        85,000/50,000      1,832,137/627,938
Rosalie O'Reilly-Wooten              -                     -        30,000/15,000        726,600/149,400
Ted F. Wise                    100,000             1,503,060        25,000/55,000        378,938/677,738
Greg Henslee                    42,500               428,719        23,750/58,750        437,569/744,188


(1) Represents the market value of the underlying Common Stock on December 31, 2001, less the aggregate exercise price.



Employment Arrangements with Executive Officers

     The Company entered into written employment agreements effective January 1, 1993, with David E. O'Reilly, Lawrence P. O'Reilly and Charles H. O'Reilly, Jr. Such agreements, which are in substantially identical form, provide for each of the foregoing executive officers to be employed by the Company for a minimum period of three years and automatically renew for each calendar year thereafter. As compensation for services rendered to the Company, the agreements provide for each executive officer to receive (i) a base annual salary of $220,000 for David and Lawrence O'Reilly and $176,000 for Charles O'Reilly, Jr., adjusted annually for increases in the cost of living as reflected by the Consumer Price Index for All Urban Consumers as determined by the United States Department of Labor, Bureau of Labor Statistics, and (ii) a bonus, the amount of which is determined by reference to such criteria as may be established by the Compensation Committee.

     The Company has also entered into written retirement  agreements with David
E. O'Reilly, Lawrence P. O'Reilly, Charles H. O'Reilly, Jr. and Rosalie O'Reilly-Wooten. Such agreements, as amended and which are in substantially identical form, provide for each of the foregoing executive officers to be employed as a consultant upon retirement, for a period of ten years at a yearly salary of $125,000, adjusted annually three percent for inflation and payable in equal monthly payments. The agreements also provide for each officer to receive medical benefits, death and disability benefits, as well as the use of a car.

     An executive officer's employment may be terminated by the Company for cause (as defined in the agreement) or without cause. If an executive officer's employment is terminated for cause or if an executive officer resigns, such executive officer's salary and bonus rights will cease on the date of such termination or resignation. If the Company terminates an executive officer without cause, all compensation payments will continue through the remainder of the agreement's term. Pursuant to his or her respective agreement, each executive officer has agreed for so long as he or she is receiving payments thereunder to refrain from disclosing information confidential to the Company or engaging, directly or indirectly, in any automotive parts distribution, manufacturing or sales business in the states in which the Company operates without prior written consent of the Company.

Compensation Committee Interlocks and Insider Participation

     Joe C. Greene, a Director of the Company and member of the Compensation Committee, is the Managing Partner of the law firm of Greene & Curtis, LLP, which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future. The Company believes that the terms of the legal services provided by Mr. Greene are no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated parties. Mr. Greene is also a Director of Commerce Bank, N.A. in Springfield, Missouri which has loaned $5 million to the Company under a promissory note.

Compensation Committee Report

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might be incorporated by reference in future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be incorporated into any such filings.

General

     The Compensation Committee of the Board of Directors is responsible for recommending to the Board of Directors a compensation package and specific compensation levels for the executive officers of the Company. Additionally, the Compensation Committee establishes policies and guidelines for other benefit programs and administers the award of stock options under the Company's 1993 Stock Option Plan. The Compensation Committee is composed of three non-employee members of the Board of Directors.

Policy

     The Compensation Committee's policy with respect to executive compensation is to provide the executive officers of the Company with a total compensation package which is competitive and equitable and which encourages and rewards performance based in part upon the Company's performance in terms of increases in share value. The key components of the Company's compensation package for its executive officers are base salary, annual cash bonuses and long-term, stock-based incentives.

Base Salary

     The minimum annual base salary of each of Charles H.  O'Reilly,  Jr., David
E. O'Reilly and Lawrence P. O'Reilly is fixed under their employment agreements with the Company, subject to increases by the Board of Directors (after considering the recommendations of the Compensation Committee). The base salary for each of these executive officers was established prior to the Company's initial public offering in April 1993. The minimum annual base salary, which was set by the Board of Directors (as then constituted) for purposes of the employment agreements with each of the aforementioned executive officers, represented the subjective judgment of the Board as to a fair minimum compensation level, taking into account the then contemplated initial public offering and the potential for additional cash compensation in the form of a bonus for 1993. Any future recommendation by the Compensation Committee for adjustments to the annual base salary of an executive officer will be for the purposes of bringing them in line with base compensation then being paid by the Company's competitors for executive management, based upon the Compensation Committee's review of, among other things, compensation data for comparable companies and positions, and, in the case of executive officers other than the Chief Executive Officer, the Chairman of the Board or the Chief Operating
Officer, reflecting increased responsibilities. The Compensation Committee believes that the Company's principal competitors for executive management are not necessarily the same companies that would be included in a peer group compiled for purposes of comparing shareholder returns. Consequently, the companies that are reviewed for such compensation purposes may not be the same as the companies comprising the Nasdaq-Amex Retail Trade Stock Price Index included in this Proxy Statement. The base salaries of the aforementioned executive officers were increased in 2001 to reflect increases in the Consumer Price Index from 2000 to 2001, increases in responsibilities due to the Company's growth and to align executive compensation with comparable companies and positions.

Bonuses

     The Compensation Committee has established a bonus plan for the Chief Executive Officer, the Chairman of the Board and the Chief Operating Officer of the Company based upon objective criteria. Under this bonus plan, the Chief Executive Officer, the Chairman of the Board and the Chief Operating Officer of the Company each will receive a bonus based upon a percentage of pre-tax earnings (with no minimum level of pre-tax earnings required), exclusive of extraordinary items, earned by the Company, subject to a maximum cash bonus equal to such executive officer's base salary for the year in which such bonus is earned. The bonuses to be awarded to all other officers of the Company are based upon each such officer's contribution, responsibility and performance during the year, and are thus subjective in nature. In formulating its recommendation for the bonuses of such other officers of the Company, the Compensation Committee considers, among other things, the evaluation of the Chief Executive Officer of the Company with regard to the contribution, responsibility and performance of the officer in question and his views on the appropriate compensation level of such executive officer.

Long-Term Incentives

     The only long-term incentive currently offered for senior executives by the Company is stock option awards. Stock options may be awarded to the Chief Executive Officer, the other individual executive officers and upper and middle managers by the Board of Directors, based upon, in the case of the Chief Executive Officer and other individual executive officers, the recommendation of the Compensation Committee.

     It is the stock option program which links rewards to the achievement of long-term corporate performance. In determining whether and how many options should be granted, the Compensation Committee may consider the responsibilities and seniority of each of the executive officers, as well as the financial performance of the Company and such other factors as it deems appropriate, consistent with the Company's compensation policies. However, the Compensation Committee has not established specific target awards governing the receipt, timing or size of option grants. Thus, determinations with respect to the granting of stock options are subjective in nature.

CEO Compensation

     The base salary of Mr. David E. O'Reilly, the Chief Executive Officer of the Company, was established under his employment agreement dated January 1, 1993, and the criterion to be achieved for his bonus was determined by the Compensation Committee in February 2001, based upon a percentage of the pre-tax earnings, exclusive of extraordinary items, earned by the Company in 2000. This cash bonus, in an amount equal to his base salary for 2001, was paid to the Chief Executive Officer in equal monthly installments during 2001. The cash bonus to be paid to the Chief Executive Officer in 2002 will be based upon the same percentage of pre-tax earnings, exclusive of extraordinary items, earned by the Company in 2001, not to exceed the Chief Executive Officer's base salary for 2002.

                             Respectfully submitted,


                                   THE COMPENSATION COMMITTEE OF THE
                                   BOARD OF DIRECTORS OF
                                   O'REILLY AUTOMOTIVE, INC.


                                   Jay D. Burchfield
                                   Chairman of the Compensation Committee

                                   Joe C. Greene
                                   Member of the Compensation Committee

                                   Paul. R Lederer
                                   Member of the Compensation Committee


Audit Committee Report

     In connection with the December 31, 2001 financial statements, the Audit Committee has:

o reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2001;

o discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of American Institute of Certified Public Accountants; and

o received and reviewed the written disclosures and the letter from the Company's independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the
     Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.


                                   THE AUDIT COMMITTEE OF THE
                                   BOARD OF DIRECTORS OF
                                   O'REILLY AUTOMOTIVE, INC.

                                   Jay D. Burchfield
                                   Chairman of the Audit Committee

                                   Joe C. Greene
                                   Member of the Audit Committee

                                   Paul R. Lederer
                                   Member of the Audit Committee




Transactions with Insiders and Others

     Sixty-nine of the Company's stores were leased from one of two real estate investment partnerships and a limited liability corporation formed by the O'Reilly family. David E. O'Reilly, Lawrence P. O'Reilly, Charles H. O'Reilly, Jr. and Rosalie O'Reilly-Wooten, their spouses, children and grandchildren each hold a beneficial interest in such partnerships or the limited liability company. Leases with affiliated parties generally provide for payment of a fixed base rent, payment of certain tax, insurance and maintenance expenses, and an original term of six years, subject to one or more renewals at the Company's option. The Company has entered into separate master lease agreements with each of the affiliated real estate investment partnerships and the limited liability company for the occupancy of the stores covered thereby. The master lease agreements with the real estate investment partnerships expired on December 31, 1998, and were renewed through December 2004. The term of the master lease with the limited liability company expires on December 31, 2013. The total aggregate rent payments paid by the Company to the partnerships and the limited liability company was $2,894,000 in fiscal 2001. The Company believes that the terms and conditions of the transactions with affiliates described above were no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated parties.

     Joe C. Greene, a Director of the Company, is the Managing Partner of the law firm of Greene & Curtis, LLP, which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future. The Company believes that the terms of the legal services provided by Mr. Greene are no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated parties. Mr. Greene is also a Director of Commerce Bank, N.A. in Springfield, Missouri, which has loaned $5 million to the Company under a promissory note.

Performance Graph

     Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return of a $100 investment on December 31, 1996, in the Company's Common Stock against the Nasdaq-Amex Stock Market Total Return Index and the Nasdaq-Amex Retail Trade Stocks Total Return Index, assuming reinvestment of all dividends.

                                  December 31,


 Measurement Period           O'Reilly           Nasdaq U.S.       Nasdaq Retail
(Fiscal Year Covered)      Automotive, Inc.      Stock Market       Trade Stocks
---------------------     -----------------     --------------    --------------
       12/96                    100                  100                100
       12/97                    164                  122                117
       12/98                    295                  173                143
       12/99                    269                  321                125
       12/00                    334                  193                 77
       12/01                    456                  153                106


Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on the Company's review of the copies of such forms furnished to it and written representations with respect to the timely filing of all reports required to be filed, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 2001.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 2001, and the Board of Directors has selected this firm to serve as independent auditors for the fiscal year ending December 31, 2002. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will have the opportunity to make statements and respond to appropriate questions from shareholders.

Fees Billed By Independent Public Accountants

     The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed or expected to be billed by Ernst & Young LLP, the Company's principal accountant, for the year ended December 31, 2001:

                                                            Amount
                                                      -------------
          Audit Fees(1)                               $  197,500.00
          Financial Information Systems Design
             and Implementation Fees(2)                         -0-
          All Other Fees(3)                               63,000.00
                                                      -------------
             Total Fees                               $  260,500.00


(1) Includes annual financial statement audit and limited quarterly review services.

(2) No such services were provided by Ernst & Young LLP for the most recent fiscal year.
(3) Primarily represents audit related fees, including audits of the Company's benefit plans, SEC registration statements, consents and consultations on accounting standards and transactions, as well as certain tax consulting services.


     The Audit Committee of the Board of Directors of the Company has considered whether the provision of financial information systems design and implementation and other non-audit services is compatible with maintaining Ernst & Young LLP's independence.

                           ANNUAL SHAREHOLDERS' REPORT

     The Annual Shareholders' Report of the Company for fiscal 2001 containing, among other things, audited consolidated financial statements of the Company, accompanies this Proxy Statement.


                        FUTURE PROPOSALS OF SHAREHOLDERS

     Shareholder proposals intended to be presented at the year 2003 Annual Meeting and included in the Company's proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company's principal executive offices by December 4, 2002. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company's principal executive offices by February 17, 2003. The Company's Amended Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, not later than February 21, 2003, and not earlier than January 20, 2003.

                                 OTHER BUSINESS

     The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their judgment as to the best interests of the Company.

                                  MISCELLANEOUS

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will agree to reimburse them for their reasonable out-of-pocket expenses.

     Shareholders are urged to mark, sign, date and send in their proxies without delay or vote via telephone or Internet using the instructions on the proxy card.

                            HOUSEHOLDING OF MATERIALS

     In some instances, only one copy of this proxy statement or annual report is being delivered to multiple shareholders, sharing an address, unless the Company has received instructions from one or more of the shareholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of the proxy statement or annual report, as applicable, to any shareholder at your address. If you wish to receive a separate copy of the proxy statement or annual report, you may call us at (417) 862-6708, or send a written request to O'Reilly Automotive, Inc., 233 South Patterson, Springfield, Missouri 65802, Attention: Secretary. Alternatively, shareholders sharing an address who now receive multiple copies of the proxy statement or annual report may request delivery of a single copy, also by calling us at the number or writing to us at the address listed above.

                             ADDITIONAL INFORMATION

     Additional information regarding the Company can be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed by the Company with the Securities and Exchange Commission.

     A copy of the Company's Annual Report on Form 10-K for fiscal year (as filed with the Securities and Exchange Commission), including financial statements and financial statement schedules (excluding exhibits), is available to shareholders without charge, upon written request to O'Reilly Automotive, Inc., 233 South Patterson, Springfield, Missouri 65802, Attention: Secretary.

                                 By Order of the Board of Directors


                                 Tricia Headley
                                 Secretary

Springfield, Missouri
April 3, 2002

                                       A-1
                                   APPENDIX A

O'Reilly Automotive, Inc.
Form of Proxy (Proxy Card)

                                     PROXY

                          O'REILLY AUTOMOTIVE, INC.
                Annual Meeting of Shareholders - Tuesday 7, 2001

         (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned hereby appoints David E. O'Reilly, Lawrence P. O'Reilly and Charles H. O'Reilly, Jr., and each of them, as proxies, with full power of substitiution, and hereby authorizes them to represent and vote as the undersigned designates, all shares of Common Stock of O'Reilly Automotive, Inc., a Missouri corporation (the "Company"), held by the undersigned on February 28, 2002 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 7, 2002, at 10:00 a.m. Central Time in Springfield, Missouri or at any adjournment or postponement thereof, upon the matters set forth on the reverse side of this card, all in accordance with and as molre fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ACTION OR PROPOSAL.

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

O'REILLY AUTOMOTIVE, INC.

The Board of Directors recommends a vote FOR the following actions or proposals (as described in the accompanying Proxy Statement).

Election of Directors     For   Withhold   For All     To withhold authority to
                          All      All     Except      vote, mark "For All
                                                       Except" and write the
                                                       nominee's number on the
                                                       line below
                          __       __       __         _____________________

1.  Proposal to elect Class III Directors (three-year term).
    01)  David E. O'Reilly
    02)  Jay D. Burchfield
    03)  Paul R. Lederer

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Please sign exactly as name(s) appear heron. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a parnership, please sign in partnership name by authorized person.

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Signature [PLEASE SIGN WITHIN BOX]        Date


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Signature (Joint Owners)                  Date

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